Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement of AutoChina International Limited on Form S-8 (File No. 333-170786) of our report dated April 30, 2014, with respect to our audits of the consolidated financial statements of AutoChina International Limited and Subsidiaries as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 and our report dated April 30, 2014 with respect to our audit of the effectiveness of internal control over financial reporting of AutoChina International Limited and Subsidiaries as of December 31, 2014, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in 2013, which are included in this Annual Report on Form 20-F of AutoChina International Limited for the year ended December 31, 2014.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

New York, New York

April 30, 2015